Exhibit 99.1

7100 Holladay Tyler Road, Glenn Dale, MD 20769	www.tvicorp.com

FOR IMMEDIATE RELEASE:

TVI CORPORATION ELECTS TO FILE VOLUNTARY CHAPTER 11 PETITIONS TO

IMPLEMENT RESTRUCTURING

Company Expects Customers to Be Unaffected as
Normal Business Operations Will Continue

Glenn Dale, Maryland, April 1, 2009 – TVI Corporation (NASDAQ: TVIN) and its wholly owned subsidiaries, CAPA Manufacturing Corp., Safety Tech International, Inc. and Signature Special Events Services, Inc.  (collectively, the  “Company”), have elected to file Chapter 11 petitions in the U.S. Bankruptcy Court for the District of Maryland (Greenbelt Division) (the “Court”) designed to implement a corporate restructuring and permanently improve the Company’s capital structure.  The Company intends to implement the restructuring through a plan of reorganization that the Company intends to file and to seek Court approval of this plan as soon as possible.  The Company expects business operations to continue as usual during the reorganization process and expects to emerge from Chapter 11 later this year.

As part of this reorganization, the Company has obtained a commitment for Debtor-In-Possession (“DIP”) financing in the amount of $19 million from its senior lender, Branch Banking and Trust Company (BB&T), anticipated to be adequate to fund the Company’s operations and position the Company for long-term growth.  The Company expects funding under the DIP financing to be available within approximately three days.

Lt. Gen. Harley A. Hughes, USAF (Ret.), President and Chief Executive Officer, said, “Today’s filing is a necessary step toward resolving the burdens of a debt load and capital structure that have been negatively affecting the Company for the past 18 months.  The filing is not a reflection on the strength of our operations or the quality of our products.  In fact, we fully expect that our customers will see no interruptions to product deliveries and our services during the reorganization process.  Operationally, we have made and continue to make great progress toward completing our turnaround plan, even in the current economic downturn.  While the global economic climate is certainly challenging, demand for our products is increasing.  This reorganization will place the Company on firmer financial ground, which helps assure that we can meet this demand.”

“In light of the discussions with BB&T, and after careful consideration of all the alternatives, we have concluded that a court-supervised process will accelerate – and enable us to finalize – the restructuring of our obligations while ensuring that our current operations continue uninterrupted,” added General Hughes.

General Hughes continued, “Through this process, we will improve our capital structure and align it with the size of our business operations.  Our innovative suite of products continues to generate considerable customer interest.  We believe that this restructuring will enable us to unlock the underlying value of our businesses and achieve the Company’s true growth potential.”

In conjunction with today’s filing, the Company filed a variety of “first day” motions to support its employees and vendors during the reorganization process.  As part of these motions, the Company has asked the Court for permission to continue paying employee wages and salaries and to provide employee benefits without interruption.  Additionally, during the restructuring process, vendors and business partners should expect to be paid for post-filing goods sold and services rendered to the Company in the ordinary course of business.

The Company has retained Buccino & Associates, Inc. as financial and restructuring advisor and Duane Morris LLP as legal counsel to provide professional services in connection with these restructuring efforts.

About TVI Corporation

TVI Corporation designs, manufactures and supplies Decontamination, Command and Control, Airborne Infection Isolation, and Mobile Surge Capacity Shelters, Systems and Accessories including generators, trailers and water heaters.  TVI also offers a complete line of NIOSH approved Powered Air Purifying Respirators (PAPR), with multiple headpiece and other filter cartridge options.  TVI products serve a variety of markets, including the first responder, fire, law enforcement, healthcare/first receiver, government, military, industrial and commercial.

The TVI designation is a registered trademark of TVI Corporation.  All other company and product names mentioned above are trade names and/or trademarks of their respective owners.  For more information concerning TVI, please visit the Company at: www.tvicorp.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve expectations, beliefs, plans, intentions or strategies regarding the future and may be identified by the use of forward-looking words or phrases such as “should,” “will,” “anticipate,” “believe,” “intend,” “expect,” “seek,” “might result,” “continue,” “estimate” and others of similar import.  Such forward-looking statements are based on information available to TVI as of the date hereof, are not guarantees of future performance, as actual results could differ materially from our current expectations, and are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  Such risks and uncertainties include risks associated with our existing defaults under our existing lending agreements, a potential deterioration of our business due to our restructuring efforts, reduced demand for our products or other factors, a potential that the DIP financing will not be made available to us on the terms upon which they have been committed or at all, a potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate.  The Company shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.  No assurances may be given that the Court will approve the restructuring described above or that such restructuring will be implemented as described or at all.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300